UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 14, 2007, Mandalay Media, Inc. (the "Company") issued options to purchase 100,000 shares of its common stock, $0.0001 par value per share, as set forth in Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference, pursuant to the exemption from registration permitted under Rule 506 of Regulation D.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 14, 2007, the Company increased the size of its board of directors (the “Board”) to nine members and appointed Richard Spitz as a director of the Company.

Mr. Spitz is the head of Korn/Ferry International Global Technology Markets where he is in charge of go-to market strategy across all sub sectors and regions within the technology market. Mr. Spitz has worked at Korn/Ferry International since May 1996 where he has advised investors and companies on leadership issues, talent management and senior executive recruitment. From August 1987 through May 1996, Mr. Spitz worked at Paul, Hastings, Janofsky and Walker. Mr. Spitz has served on and advises private and public company boards as well as on the Dean’s Special Task Force for New York University Law School. He also currently serves on the Board of Advisors to the Harold Price Center for Entrepreneurial Studies at the Anderson School of Business. Mr. Spitz received a BS from California State University, Northridge, a JD from Tulane University Law School and an LLM from New York University Law School. A press release announcing Mr. Spitz’s appointment, dated November 20, 2007, is attached hereto as Exhibit 99.1.

In consideration for agreeing to serve as a director of the Company, the Board granted Mr. Spitz options (“Options”) to purchase an aggregate of 100,000 shares of its common stock, $0.0001 par value per share, pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan. The Options have a ten year term and are exercisable at a price of $2.50 per share. The Options are exercisable over a two year period, with one-third of the Options granted vesting immediately upon grant, an additional one-third vesting on the first anniversary of the date of grant and the remaining one-third vesting on the second anniversary of the date of grant.

There are no arrangements or understandings between Mr. Spitz and any other person pursuant to which he was appointed as a director of the Company. There are no transactions to which the Company is a party and in which Mr. Spitz has a material interest that are required to be disclosed under Item 404(a) of Regulation S-B. Mr. Spitz has not previously held any positions in the Company, and does not have family relations with any directors or executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release, dated November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Dated : November 20, 2007	By:	/s/ Robert S. Ellin
Robert S. Ellin
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated November 20, 2007